EXHIBIT 31.1

Rule 13a-14(a)/15d-14(a) Certification

I, Christopher Miglino, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2019 of SRAX, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 13, 2020	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer, principal executive officer